Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA Communications Corporation Announces Commencement of Common Stock Offering

Boca Raton, Florida, March 7, 2012

SBA Communications Corporation (NASDAQ: SBAC) (“SBA”) today announced that it will offer 6,005,000 shares of its Class A common stock in an underwritten public offering. SBA anticipates using the net proceeds from the offering (i) to redeem pursuant to the terms of the applicable indentures, $131.25 million in aggregate principal amount of its 8% senior notes due 2016 and $131.25 million in aggregate principal of its 8.25% senior notes due 2019 and to pay the applicable premium for the redemption (resulting in annualized cash interest expense savings of $21.3 million) and (ii) for working capital purposes. Citigroup and J.P. Morgan will act as the underwriters for the offering.

The securities described above are being offered by SBA pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), which registration statement became effective when filed on February 27, 2012. A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement relating to these securities may be obtained from Citigroup at Citigroup, Brooklyn Army Terminal, 140 58th Street, Brooklyn, NY 11220, (Tel: 800-831-9146) and from J.P. Morgan at J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Telephone: 866-803-9204. A final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from Citigroup at Citigroup, Brooklyn Army Terminal, 140 58th Street, Brooklyn, NY 11220, (Tel: 800-831-9146) and from J.P. Morgan at J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Telephone: 866-803-9204.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The offering of these securities will be made only by means of the prospectus supplement and the accompanying prospectus.

About SBA Communications Corporation

SBA Communications Corporation is a first choice provider and leading owner and operator of wireless communications infrastructure in North and Central America. By “Building Better Wireless”, SBA generates revenue from two primary businesses—site leasing and site development services. SBA’s primary focus is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts.

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Information Concerning Forward-Looking Statements

This press release includes forward-looking statements regarding SBA’s intention to offer shares of its Class A common stock in an underwritten public offering and its intended use of the net proceeds. These forward-looking statements may be affected by risks and uncertainties in SBA’s business and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in SBA’s SEC filings, including SBA’s report on Form 10-K filed with the SEC. SBA wishes to caution readers that certain important factors may have affected and could in the future affect SBA’s actual results and could cause SBA’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of SBA, including the risk that the offering of the Class A common stock cannot be successfully completed. SBA undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contacts:

Mark DeRussy, CFA

Capital Markets

561-226-9531

Lynne Hopkins

Media Relations

561-226-9431

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